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                                                                      EXHIBIT 23





Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61461) pertaining to the Astec Industries, Inc. 401(k) Retirement Plan (the "Plan") of our report dated June 16, 2000, with respect to the financial statements and schedules of the Astec Industries, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


/s/ Ernst & Young, LLP


Chattanooga, Tennessee
June 22, 2000






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